UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 23, 2010

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32927

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 23, 2010, J.Crew Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chinos Holdings, Inc., a Delaware corporation (“Parent”), and Chinos Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P. (the “Sponsors”). The Merger Agreement was approved by the Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of the special committee composed of independent directors of the Board (the “Special Committee”).

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, including shares to be contributed to Parent by Mr. Millard S. Drexler, Chairman and Chief Executive Officer of the Company, and certain trusts controlled by him (collectively, the “Rollover Investors”) pursuant to an equity rollover agreement between Parent and the Rollover Investors (the “Rollover Agreement”) immediately prior to the effective time of the Merger, (ii) the Company or any direct or indirect wholly-owned subsidiary of the Company or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted automatically into the right to receive $43.50 in cash (the “Per Share Merger Consideration”), without interest.

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger (the “Stockholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder and (iii) the absence of any law, injunction, judgment or ruling prohibiting or restraining the Merger or making the consummation of the Merger illegal. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence of any effect, change, event or occurrence, from the date of the Merger Agreement to the effective time of the Merger, that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement). Parent also is not required to consummate the Merger until after completion of a marketing period for the financing it is using to fund a portion of the merger consideration.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

During the period beginning on the date of the Merger Agreement and continuing through January 15, 2011 (the “Go-Shop Period”), the Company may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties, provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting on January 16, 2011 (the “No-Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with certain third parties that contacted the Company and made an alternative acquisition proposal during the Go-Shop Period that the Special Committee has determined constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”). An Excluded Party will cease to qualify as an Excluded Party on February 1, 2011 and will become subject to the “no shop” restrictions unless the Special Committee has determined that the alternative acquisition proposal by such Excluded Party constitutes a Superior Proposal.

Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to the receipt of the Stockholder Approval, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Special Committee has determined are or could reasonably be expected to lead to a Superior Proposal. A “Superior Proposal” is an acquisition proposal that the Special Committee has determined is reasonably likely to be consummated and, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal that is either made by an Excluded Party or entered into prior to the No-Shop Period Start Date, the amount of the termination fee will be $27 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $54 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $200 million in the event that the Company terminates the Merger Agreement because of Parent’s breach of the Merger Agreement or because Parent has not closed the Merger within three business days of notice, delivered after completion of the marketing period, that all conditions are satisfied.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement. The Sponsors have committed to capitalize Parent, at or prior to the Closing, with an aggregate equity contribution in an amount up to approximately $1.1 billion on the terms and subject to the conditions set forth in the equity commitment letters entered into by the Sponsors in connection with the Merger (the “Equity Commitment Letters”). The Sponsors have also provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

Bank of America, N.A (“Bank of America”) and Goldman Sachs Bank USA (“Goldman Sachs” and, together with Bank of America, the “Lenders”) have committed to provide a $250 million senior secured asset-based revolving credit facility, a $1 billion senior secured term loan and a

$600 million senior unsecured bridge credit facility, on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”). Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs will act as joint lead arrangers and joint bookrunners for the debt financing. The obligation of the Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including without limitation (i) a condition that, since January 31, 2010, except (A) as set forth in the Company Disclosure Schedule (as defined in the Merger Agreement) or (B) disclosed in any Filed SEC Document (as defined in the Merger Agreement), other than disclosures in such Filed SEC Documents contained in the “Risk Factors” and “Forward Looking Statements” sections thereof or any other disclosures in the Filed SEC Documents (which are forward-looking in nature), there shall not have been any effect, change, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect (defined in the Debt Commitment Letter in a manner substantially the same as the definition of “Material Adverse Effect” in the Merger Agreement); (ii) execution and delivery of definitive documentation with respect to the appropriate loan documents consistent with the Debt Commitment Letter; (iii) the accuracy of certain specified representations and warranties in the loan documents; (iv) consummation of the equity contribution by the Sponsors substantially concurrently with the initial borrowing under the debt facilities; (v) consummation of the refinancing of the Company’s existing Second Amended and Restated Credit Agreement, dated as of May 4, 2007, among the Company, CitiCorp USA, Inc., as administrative agent, and the lenders party thereto, substantially concurrently with the initial borrowing under the debt facilities; (vi) consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers thereof that are materially adverse to the Lenders or the joint lead arrangers without the consent of the joint lead arrangers (such consent not to be unreasonably withheld or delayed)) substantially concurrently with the initial borrowing under the debt facilities; (vii) use of commercially reasonable efforts to procure, prior to the launch of the general syndication of the senior secured term loan facility, a public corporate credit rating and a public corporate family rating, as the case may be, for the Company and public ratings for each of the debt facilities (other than the asset-based revolving credit facility) and the senior unsecured notes from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.; (viii) delivery of certain customary closing documents (including, among others, a solvency certificate), specified items of collateral and certain Company financial statements; (ix) payment of applicable fees and expenses; (x) receipt of a customary offering memorandum with respect to the senior unsecured notes offering and a confidential information memorandum for each of the facilities and other customary marketing materials to be used for the purpose of syndication; and (xi) expiration of a 15 consecutive business day marketing period following the delivery of such offering memorandum, confidential information memorandum and marketing materials. If such 15 consecutive business day period has not ended prior to December 17, 2010 (it being understood that neither November 24, 2010 nor November 26, 2010 shall be considered a business day for the purposes of determining the last day of the marketing period), then such period will not commence until on or after January 4, 2011. The final termination date for the Debt Commitment Letter is the earlier of (a) May 18, 2011, (b) the date on which the acquisition is consummated or (c) the date on which the Merger Agreement is validity terminated in accordance with its terms.

Mr. James G. Coulter, a member of the Board, and Mr. Drexler recused themselves from Board approval of the Merger Agreement. Mr. Drexler is party to the Rollover Agreement, pursuant to which he will become a significant stockholder in Parent after the Merger is consummated, as well as to an agreement with TPG Capital, L.P., with respect to his continued employment at the Company following the Merger at his current level of compensation. Mr. Coulter is a partner at TPG Capital, L.P., one of the Sponsors.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the SEC.

Cooperation Agreement

Concurrently with the Merger Agreement, the Company entered into an agreement with Mr. Drexler (the “Cooperation Agreement”) pursuant to which Mr. Drexler has agreed, among other things, (i) to facilitate and support the Company’s solicitation of alternative acquisition proposals during the Go-Shop Period and any discussions or negotiations therewith, and (ii) if the Company enters into an alternative acquisition agreement, to cooperate with and support the efforts of the Company and the acquiring party to consummate the alternative acquisition.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements relating to the Merger are subject to various risks and uncertainties, including uncertainties as to the timing of the Merger, the possibility that alternative acquisition proposals will be made, the possibility that alternative acquisition proposals will not be made, the possibility that various closing conditions for the Merger may not be satisfied or waived and the possibility that Parent and Merger Sub will be unable to obtain sufficient funds to close the Merger. Any such forward-looking statements relating to our business are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the parties’ ability to consummate the proposed transaction on the contemplated timeline, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by the Sponsors. In connection with the proposed transaction, the Company will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The proxy statement and other relevant materials may also be obtained for free from the Company by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Certain Information Concerning Participants:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation is, or will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously or in the future filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from the Company at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 23, 2010, by and among J.Crew Group, Inc., Chinos Holdings, Inc. and Chinos Acquisition Corporation.

2.2	Cooperation Agreement, dated November 23, 2010, by and among J.Crew Group, Inc. and Mr. Millard S. Drexler.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: November 24, 2010	By:	/S/ JAMES S. SCULLY
James S. Scully
Chief Administrative Officer and Chief Financial Officer

Exhibit Index

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 23, 2010, by and among J.Crew Group, Inc., Chinos Holdings, Inc. and Chinos Acquisition Corporation.

2.2	Cooperation Agreement, dated November 23, 2010, by and among J.Crew Group, Inc. and Mr. Millard S. Drexler.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.